UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2025

Exzeo Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-42937	85-2578837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Century Park Drive

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 776-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	XZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On November 4, 2025, Exzeo Group, Inc. (the “Company”) entered into an Underwriting Agreement with Truist Securities, Inc. on behalf of itself and as representative of the underwriters named therein (the “Underwriting Agreement”) pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 8,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), of the Company. The Common Stock was sold to the public at the price of $21.00 per share and was offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-290500), which became automatically effective on November 4, 2025 pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Registration Statement”). On November 6, 2025, the Public Offering closed, resulting in gross proceeds to the Company of approximately $168,000,000 before deducting the underwriting discounts and commissions and estimated offering expenses. The Company also has granted to the underwriter a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company’s officers and directors, as well as HCI Group, Inc. (the Company’s majority shareholder), have entered into lock-up agreements with the underwriters pursuant to which each of them has agreed not to, for a period of 180 days, without the prior consent of the underwriters, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to limited exceptions.

The terms of the Underwriting Agreement, together with the form of lock-up agreement attached thereto, are substantially the same as the terms set forth in the form of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, and the foregoing description of the Underwriting Agreement is hereby qualified in its entirety by the full text of said Exhibit 1.1 to the Registration Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Articles of Incorporation

On November 4, 2025, the Company filed the Fourth Amended and Restated Articles of Incorporation of the company (the “Amended Articles”) with the Secretary of State of the State of Florida in connection with the closing of the Public Offering. The Amended Articles became effective at 12:01 a.m., Eastern Time, on November 6, 2025. The Company’s board of directors and shareholders previously approved the Amended Articles in anticipation of the Public Offering. The Amended Articles are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Amendment and Restatement of Bylaws

On November 6, 2025, the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) became effective in connection with the closing of the Public Offering. The Company’s board of directors and shareholders previously approved the Amended Bylaws to become effective immediately prior to the consummation of the Public Offering. The Amended Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

A description of the Amended Articles and Amended Bylaws is set forth in the section titled “Description of Capital Stock” in the final prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission on November 5, 2025, relating to the Registration Statement.

Item 7.01.	Regulation FD Disclosure

In connection with the Public Offering, the Common Stock was approved for listing on the New York Stock Exchange under the symbol “XZO” and commenced trading on the New York Stock Exchange on November 5, 2025.

On November 4, 2025, the Company issued a press release announcing the pricing of the Public Offering, and on November 6, 2025, the Company issued a press release announcing the closing of the Public Offering.

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Articles of Incorporation of Exzeo Group, Inc.

3.2	Amended and Restated Bylaws of Exzeo Group, Inc.

99.1	Press Release issued on November 4, 2025.

99.2	Press Release issued on November 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2025

EXZEO GROUP, INC.

BY:	/s/ Brook Baker
Name: Brook Baker Title: General Counsel